Exhibit (h)(7)

June 29, 2018

State Street Bank and Trust Company

Channel Center, CCB7

One Iron Street

Boston, MA 02210

Attention: Julie Bertsch, Vice President

Re:	ALPS ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established one new series of shares to be known as ALPS CLEAN ENERGY ETF (the “Portfolio”).

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 3 of the Agreement. Schedule A to the Agreement shall be deleted and replaced in its entirety with Schedule A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

ALPS ETF Trust
on behalf of:
ALPS CLEAN ENERGY ETF

By:	/s/ Edmund J. Burke
Name:	Edmund J. Burke
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date:	June 29, 2018

Exhibit (h)(7)

Schedule A

LIST OF PORTFOLIOS

Alerian Energy Infrastructure ETF	Effective 8/3/2015
Alerian MLP ETF	Effective 8/3/2015
ALPS Clean Energy ETF	Effective 6/29/2018
ALPS Disruptive Technologies ETF	Effective 12/21/2017
ALPS Dorsey Wright Sector Momentum ETF	Effective 12/30/2016
ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Equal Sector Weight ETF	Effective 8/3/2015
ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Medical Breakthroughs ETF	Effective 8/3/2015
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
Cohen & Steers Global Reality Majors ETF	Effective 8/3/2015
RiverFront Dynamic Unconstrained Income ETF	Effective 6/10/2016
RiverFront Dynamic Core Income ETF	Effective 6/10/2016
RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
RiverFront Dynamic US Flex-Cap ETF	Effective 6/3/2016
Riverfront Strategic Income Fund	Effective 8/3/2015
Sprott Buzz Social Media Insights EFT	Effective 4/15/2016
Sprott Gold Miners ETF	Effective 8/3/2015
Sprott Junior Gold Miners ETF	Effective 8/3/2015
Workplace Equality Portfolio	Effective 8/3/2015